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VOTE BY INTERNET –

cleartrustonline.com/brunswick

Vote online by 5:00 p.m. eastern time on April 24, 2023. Have your proxy card in hand when you access the web site and follow the instructions to submit your proxy. You will be required to provide the unique control number listed below.

VOTE BY TELEPHONE:

Dial from the U.S. or Canada at 813-235-4490 on a touch-tone telephone. Have your proxy card in hand when you call. You will be required to provide the unique control number listed below.

VOTE BY MAIL:

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ClearTrust LLC, 16540 Pointe Village Dr, Suite 205, Lutz, FL 33558. Must be received by April 25, 2022.

ATTEND VIRTUAL MEETING

Use the Internet or phone to attend the meeting. Visit cleartrustonline.com/brunswick and use your control number, below, to access the meeting.

CONTROL # → **XXXX XXXX XXXX**

SHARES: XXXXX

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated December 20, 2022 by and between Mid Penn Bancorp, Inc., and Brunswick, which provides for, among other things, the merger of Brunswick with and into Mid Penn	☐	☐	☐

2. to approve a proposal to authorize the board of directors to adjourn the Brunswick special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Brunswick special meeting to approve proposal 1

3. To transact any other business that may properly come before the meeting and any adjournment of the meeting.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer and give full title as such.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owner]/ Title	

YOUR VOTE IS IMPORTANT

Please **vote online at cleartrustonline.com/brunswick**

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
Meeting materials are available at cleartrustonline.com/brunswick

BRUNSWICK BANCORP
REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2023 SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Lisa Tuccillo and Keith Rada, and each of them with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Brunswick Bancorp that the undersigned would be entitled to vote if personally present at the 2023 Special Meeting of Shareholders of the Company to be held at 9:00 a.m. local time on April 25, 2023 online at cleartrustonline.com/brunswick or at any adjournments or postponements thereof.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting of Shareholders of the Company that are unknown to the Company a reasonable time before this solicitation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side